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                                                                  Exhibit 10.19


                       CHICAGO BRIDGE & IRON COMPANY N.V.
                         INCENTIVE COMPENSATION PROGRAM

OVERVIEW
--------

This Incentive Compensation Program (the "Incentive Program") is designed to align the activities of key managers and other key employees of Chicago Bridge & Iron Company N.V. and its affiliates (the "Company") with the achievement of specific financial performance goals, business unit performance goals, and individual performance objectives. The Company's overall financial goals are (1) to provide an above average return to shareholders and (2) to provide sufficient capital for reinvestment in the business. The Incentive Program's financial targets are set in accordance with these goals. Annual incentive bonuses are paid in cash to eligible Participants depending upon the achievement of financial performance, business performance and individual targets. Achieving these goals will increase the Company's overall competitiveness within the industry, and create increased value for shareholders. The Incentive Program provides a method of rewarding the necessary contributions and leadership behaviors to achieve those results.

The bonus opportunity of a Participant will generally comprise either or both of a "Financial Performance Incentive" (defined below) and a "Unit Performance Incentive" (defined below). However, the Committee reserves the right to grant a "Discretionary Incentive" (defined below) in limited circumstances.

ADMINISTRATION
--------------

The Incentive Program is administered by the Organization and Compensation Committee (the "Committee") of the Supervisory Board of Chicago Bridge & Iron Company N.V. The Committee in its discretion construes and interprets the Incentive Program and determines all questions arising under the Incentive Program. The Committee in its discretion directly determines Company-wide financial performance goals, targets and payout percentages for the Financial Performance Incentive for all Participants, and certifies the achievement of such financial performance goals. For the Chief Executive Officer and any other individual who is among the five highest compensated officers of the Company (together with the Chief Executive Officer, the "Covered Executives") in the fiscal year of the Company for which a bonus is payable (the "Bonus Year), the Committee directly determines in its discretion the target Financial Performance Incentive and the extent to which bonus otherwise payable under the Incentive Program shall be reduced on the basis of nonattainment of individual performance goals or other factors. The Committee may in its discretion delegate other administrative responsibilities under the Incentive Program to the management of the Company.

Management of the Company shall make such recommendations to the Committee as the Committee may deem necessary or appropriate for the administration of this Incentive Program.






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ELIGIBILITY
-----------

Employees of the Company and its affiliates who are in salary grades 16 and above are eligible to be selected to become participants ("Participants") in the Incentive Program. The Committee in its discretion will directly select Covered Executives who may be Participants. Company management with the approval of the Committee in its discretion will select other eligible employees to become Participants. Selection as a Participant for any Bonus Year shall not entitle the individual to be a Participant for any subsequent Bonus Year unless again selected to be a Participant in such subsequent Bonus Year.

A Participant hired during a Bonus Year shall have a prorated target Financial Performance Incentive and (if applicable) a prorated target Unit Performance Incentive, based on the number of weeks worked from the date of hire to the end of the year. A Participant whose employment terminates before the last day of the Bonus Year by reason of a reduction-in-force program, death, disability or retirement, and whose employment terminates on or after April 1 of the Bonus Year, shall have a prorated target Financial Performance Incentive and (if applicable) a prorated target Unit Performance Incentive based on the number of weeks worked from the beginning of the year to the date of termination. A Participant whose employment terminates during the Bonus Year under circumstances not described in the preceding sentence shall not be entitled to a Financial Performance Incentive or Unit Performance Incentive for such Bonus Year.

As a condition to receipt of a bonus a Participant must keep both his or her eligibility and bonus targets strictly confidential. Neither of these may be discussed with, or disclosed to, any individual other than (i) the Vice President of Human Resources, Human Resources staff administering the program, or superiors in the Participant's chain of command, (ii) a Participant's spouse, attorney or accountant who undertake not to further disclose the Participant's eligibility and bonus target, or (iii) in a disclosure required by law.

Notwithstanding anything in this Incentive Program to the contrary, no Participant shall have any vested right to a bonus. The Committee in its sole discretion may reduce or cancel a Participant's incentive bonus for any reason at any time prior to actual payment.

FINANCIAL PERFORMANCE INCENTIVE
-------------------------------

A Participant may receive an incentive bonus (a "Financial Performance Incentive") based on his or her bonus target and the achievement by the Company of the Company-wide financial performance goals described below.

Financial Performance Target
----------------------------

The Committee may assign each Participant an individual Financial Performance Incentive target for each Bonus Year. The target for the Financial Performance Incentive is set at a percentage of the Participant's base salary at the time the performance goal is established ("Base Salary") based on the Participant's position and job level. The target amount shall not exceed 100% of Base Salary.



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Performance Goals
-----------------

The Committee selects Company-wide financial performance goals from among (i) operating income, (ii) earnings (before or after any of interest, taxes, depreciation and amortization), (iii) return on net assets, (iv) net income (before or after taxes), (v) after-tax return on investment, (vi) sales, (vii) revenues, (viii) earnings per share, (ix) total shareholder return, (x) return on equity, (xi) total business return, (xii) return on gross investment, (xiii) operating cash flow, (xiv) free cash flow, and (xv) economic value added.

Adjustment of Target Incentive for Performance
----------------------------------------------

The Committee may adjust the attainment of any performance goal to reflect or offset (i) a change in accounting standards, (ii) a significant acquisition or divestiture, (iii) a significant capital transaction, or (iv) any other unusual, nonrecurring item; provided in any such case such item is separately identified on the Company's audited financial statements in accordance with generally accepted accounting principles, and is attributable to an event occurring after the performance goals for the year have been established. However, the actual cost of this Incentive Program will be part of the calculation of income from operations.

Thresholds
----------

The Committee selects minimum, target and maximum thresholds for the performance goal it has selected. If performance is less than minimum, no Financial Performance Incentive will be paid. If performance is at the minimum, 20% of the target Financial Performance Incentive may be paid. If performance is at target, 100% of target Financial Performance Incentive may be paid. If performance is at or above maximum, 200% percent of target Financial Performance Incentive may be paid. If performance results fall between two designated thresholds, the Financial Performance Incentive will be determined by interpolation as determined or approved by the Committee. In no event will the Financial Performance Incentive exceed 200% of target Financial Performance Incentive; and in no event will the Financial Performance Incentive exceed 200% of Base Salary.

Application of Goals and Thresholds
-----------------------------------

A single specific financial performance goal (or fixed combination of more than one financial performance goal) and designated thresholds and payout percentages for that goal or goals selected by the Committee for Company-wide financial performance for any Bonus Year shall be uniformly applicable to all Participants entitled to a Financial Performance Incentive for that Bonus Year. The Committee shall establish the Company-wide financial performance goal or goals, designated thresholds and payout percentages, within the first 90 days of the each year. Prior to the payment of a Financial Performance Incentive and within the first 90 days of the year following the Bonus Year, the Committee shall certify the extent of achievement of the Company-wide financial performance goal or goals for the Bonus Year.


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Discretionary Reduction of Financial Performance Incentive
----------------------------------------------------------

The Committee in its sole and absolute discretion may reduce the Financial Performance Incentive otherwise determined under this Financial Performance Incentive for any Participant for any reason.

UNIT PERFORMANCE INCENTIVE
--------------------------

A Participant may receive an incentive bonus (a "Unit Performance Incentive") based on his or her Unit Performance Incentive target and the achievement by the Participant's business unit or subunit of the performance goals determined as described below.

Unit Performance Target
-----------------------

The Committee may assign each Participant an individual Unit Performance Incentive target for each Bonus Year. The target for the Unit Performance Incentive is set at a percentage of the Participant's Base Salary based on the Participant's position and job level. The sum of the target amounts for the Financial Performance Incentive and the Unit Performance Incentive shall not exceed 100% of Base Salary.

Performance Goals
-----------------

The Committee selects business unit performance goals from among (1) the financial performance goals specified above for the Financial Performance Incentive but applied to the business unit or subunit in which the Participant is employed, (2) functional non-financial operating goals specific to such business unit or subunit, (3) operating safety management of the business unit or subunit, or (4) such similar factors as the Committee deems appropriate. To the extent the Committee in its discretion deems feasible, the criteria for measuring attainment of business unit performance goals shall be objective and relate to matters which can be influenced by the Participant in his or her area of responsibilities, and chosen to contribute to meeting the Company's short-and long-term financial goals. The performance goals for the Unit Performance Incentive may be different for each Participant.

Adjustment of Unit Performance Incentive for Performance
--------------------------------------------------------

The Unit Performance Incentive will be adjusted for unit performance based on the achievement of the applicable performance goals between 20% and 200% of target in the same manner as the Financial Performance Incentive. The Unit Performance Incentive shall also be adjusted for Company-wide financial performance, such that the total of all Unit Performance Incentives does not exceed such amount as the Committee in its discretion shall specify, on the basis of the achievement of Company-wide financial performance. In no event will the Unit Performance Incentive exceed 200% of target Unit Performance Incentive; and in no event will the aggregate




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Financial Performance Incentive and Unit Performance Incentive for any employee exceed 200% of Base Salary.

Discretionary Reduction of Unit Performance Incentive
-----------------------------------------------------

The Committee in its sole and absolute discretion may reduce the Unit Performance Incentive otherwise determined under this Incentive Program for any Participant for any reason.

DISCRETIONARY INCENTIVE
-----------------------

The Committee may determine that a Participant or any class or group of Participants shall be entitled to a bonus (a "Discretionary Incentive") in an amount determined by the Committee upon a determination by the Committee in its sole discretion, which may take into account individual efforts and contributions of the Participant not necessarily reflected in Company-wide financial performance or business unit performance. The sum of the actual Financial Performance Incentive, Unit Performance Incentive and Discretionary Incentive for any Participant for a Bonus Year will not exceed 200% of Base Salary for the Bonus Year.

MISCELLANEOUS PROVISIONS
------------------------

Incentive Bonus under this Incentive Program will be payable in cash as soon as practicable after the Committee has certified the achievement of the Company-wide financial performance goal for the Bonus Year and the amount of the incentive bonus is determined.

This Incentive Program shall be effective, beginning with the Company's fiscal year 2000, upon its approval by the shareholders of Chicago Bridge & Iron Company N.V.

The Committee may, without further action by the shareholders, amend this Incentive Program from time to time, effective prospectively or retroactively, in any manner the Committee deems desirable provided, however, that no such amendment shall enlarge the class of employees who may be Participants in this Incentive Program, add to the permitted performance measures for the Financial Performance Incentive, or increase the maximum bonus payable under this Incentive beyond 200% of any Participant's base salary, without the consent of the shareholders of Chicago Bridge & Iron Company N.V.

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